                                       8-K
                                 Current Report


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    Form 8-K



                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): October 20, 2000



                    MORGAN STANLEY DEAN WITTER CAPITAL I INC.
             (Exact name of registrant as specified in its charter)



          DELAWARE                  333-77215                  13-3291626
(State or other Jurisdiction       (Commission              (I.R.S. Employer
       Incorporation)              File Number)           Identification Number)
                              ---------------------

                                  1585 Broadway
                                    2nd Floor
                            New York, New York 10036
                          (principal executive offices)
                                 (212) 761-4000

Item 5.  OTHER EVENTS

         Description of the Certificates

         Morgan Stanley Dean Witter Capital I Inc. (the "Depositor") will cause to be filed with the Securities and Exchange Commission (the "Commission") pursuant to the Commission's Rule 424 a Prospectus Supplement and the Prospectus filed as part of Registration Statement, File No. 333-77215, in connection with the Depositor's issuance of a series of certificates, entitled Commercial Mortgage Pass-Through Certificates, Series 2000-LIFE2 (the "Certificates"), to be issued pursuant to a pooling and servicing agreement among the Depositor, Wells Fargo Bank, National Association, as master servicer, GMAC Commercial Mortgage Corporation, as special servicer, LaSalle Bank National Association, as trustee and ABN AMRO Bank N.V., as fiscal agent.

         Computational Materials

         Morgan Stanley & Co. Incorporated as underwriter of certain of the Certificates (the "Underwriter") has provided certain prospective purchasers of the Class A-1, Class A-2, Class B, Class C and Class D Certificates (collectively, the "Offered Certificates") with certain yield tables and other computational materials, collateral term sheets and structural term sheets (the "Computational Materials") in written form, which Computational Materials are in the nature of data tables and term sheet information relating to the assets of the trust fund in which the Certificates represent beneficial ownership, the structure of the Certificates and terms of certain classes of Certificates, and the hypothetical characteristics and hypothetical performance of certain classes and Certificates based on collateral information provided by Principal Commercial Funding, LLC, John Hancock Real Estate Finance, Inc. and/or The Northwestern Mutual Life Insurance Company and under certain assumptions and scenarios.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS

                  (a)      Not applicable

                  (b)      Not applicable

                  (c)      Exhibits

EXHIBIT NO. 99 DESCRIPTION

         Computational Materials (as defined in Item 5) that have been provided by the Underwriter to certain prospective purchasers of the Offered Certificates.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  October 20, 2000

MORGAN STANLEY CAPITAL I INC.


By: /s/  Cecilia Tarrant
    ------------------------------------
    Name: Cecilia Tarrant
    Title:  Vice President


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